UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            -------------------------


                                    FORM 8-K

                            -------------------------

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 20, 1997

                             CARRIAGE SERVICES, INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                  1-11961                     76-0423828
(State of Incorporation)    (Commission File Number)        (I.R.S. Employer
                                                           Identification No.)

 1300 POST OAK BLVD., SUITE 1500, HOUSTON, TX                 77056
   (Address of principal executive offices)                 (Zip Code)

                                 (281) 556-7400
              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

   On June 20, 1997, Carriage Services, Inc. (the "Company"), through its wholly owned subsidiary, acquired substantially all the operating assets of Allen J. Harden Funeral Home, Inc. Allen J. Harden Funeral Home, Inc. operates one funeral home in Mount Dora, Florida. This acquisition is referred to as the "Acquired Business." Total consideration for the acquisition consisted of 13,000 shares of Company's Class A Common Stock, a promissory note of $220,000, cash of approximately $1.3 million and deferred purchase price of approximately $140,000. The consideration was determined through negotiations between the Company and representatives of the Acquired Business. In connection with this acquisition, the Company entered into customary employment, consulting and non-compete agreements with certain key employees and the former owner of the Acquired Business. The acquisition was accounted for under the purchase method of accounting for financial reporting purposes.

   The Company is not aware of any pre-existing material relationships between
(i) the Acquired Business or its shareholder, on the one hand, and (ii) the Company, any of the Company's affiliates, directors and officers or any associate of such directors and officers, on the other.

   The Company also completed the merger or acquisition of several other businesses (the "Other Acquisitions") since January 1, 1997. None of the Other Acquisitions (other than ones previously filed on Form 8-K) are believed to be individually material to the results of operations or financial condition of the Company. However, the acquisition of the Acquired Business requires the filing of financial statements and pro forma financial information pursuant to Rules 3-05(b)(1)(ii) and 11-01(c) of Regulation S-X since such business constitutes a "significant subsidiary" under such Rules.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

  (a)   FINANCIAL STATEMENTS OF THE BUSINESS ACQUIRED

                                                                            PAGE
                                                                            ----
     ALLEN J. HARDEN FUNERAL HOME, INC
     Auditor's Report ......................................................  10
     Comparative Balance Sheets as of December 31, 1996 and 1995 ...........  11
     Statements of Income and Retained Earnings for the Years Ended
       December 31, 1996 and 1995 ..........................................  12
     Statements of Cash Flows for the Years Ended December 31,
       1996 and 1995 .......................................................  13
     Notes to Financial Statements .........................................  14

  (b)   PRO FORMA FINANCIAL INFORMATION

     CARRIAGE SERVICES, INC
     Unaudited Pro Forma Consolidated Balance Sheet -March 31, 1997 .........  5
     Unaudited  Pro Forma  Consolidated  Statement of Operations -
       Three Months Ended March 31, 1997 ....................................  6

    Unaudited Pro Forma  Consolidated  Statement of Operations -
       Year Ended December 31, 1996 ........................................   7
    Notes to Unaudited Pro Forma Consolidated Financial Statements .........   8

    (c)  EXHIBITS

         None

                                          SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               CARRIAGE SERVICES, INC.

Dated:  March 23, 1998                    By: /s/ THOMAS C. LIVENGOOD
                                                  Thomas C. Livengood
                                                  Executive Vice President and
                                                  Chief Financial Officer

                           UNAUDITED PRO FORMA FINANCIAL STATEMENTS

   On June 20, 1997, Carriage Services, Inc. (the "Company"), through its wholly owned subsidiary, acquired substantially all the operating assets of Allen J. Harden Funeral Home, Inc. Allen J. Harden Funeral Home, Inc. operates one funeral home in Mount Dora, Florida. This acquisition is referred to as the "Acquired Business." Total consideration for the acquisition consisted of 13,000 shares of Company's Class A Common Stock, a promissory note of $220,000, cash of approximately $1.3 million and deferred purchase price of approximately $140,000. The consideration was determined through negotiations between the Company and representatives of the Acquired Business. In connection with this acquisition, the Company entered into customary employment, consulting and non-compete agreements with certain employees and former owner of the Acquired Business. The acquisition will be accounted for under the purchase method of accounting for financial reporting purposes.

   The accompanying Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 1997 includes the accounts of the Company and reflects the Allen J. Harden acquisition as if such acquisition had occurred on March 31, 1997. The accompanying Unaudited Pro Forma Consolidated Statements of Operations for the three months ended March 31, 1997 and the year ended December 31, 1996 include the accounts of the Company and reflects the Allen J. Harden acquisition as if such acquisition had been completed as of the beginning of each of the respective periods. The accompanying Unaudited Pro Forma Consolidated Financial Statements do not include the pro forma results of other businesses acquired by the Company since January 1, 1997. The accompanying Unaudited Pro Forma Consolidated Financial Statements have been prepared based upon certain assumptions and included adjustments as detailed in the Notes to Unaudited Pro Forma Consolidated Financial Statements. The estimated fair market values reflected in the Unaudited Pro Forma Consolidated Financial Statements are based on preliminary estimates and assumptions and are subject to revision as more information regarding asset and liability valuations becomes available. In management's opinion, the preliminary allocation reflected herein is not expected to be materially different from the final allocation.

   The Unaudited Pro Forma Consolidated Statements of Operations do not assume any additional profitability resulting from the application of the Company's revenue enhancement measures or cost reduction programs to the historical results of the Acquired Business, nor do they assume increases in corporate general and administrative expenses which may have resulted from the Company managing the Acquired Business for the periods presented.

   The following Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the Consolidated Financial Statements of the Company and the related notes thereto as included in the Company's Form 10-Q as of March 31, 1997 and the Company's Form 10-K as of December 31, 1996. Such pro forma information is based on historical data with respect to the Company and the Acquired Business. The pro forma information is not necessarily indicative of the results that might have occurred had such transactions actually taken place at the beginning of the period specified and is not intended to be a projection of future results. The pro forma information presented herein is provided to comply with the requirements of the Securities and Exchange Commission. The pro forma information does not reflect any adjustments to reflect the manner in which the acquired entity is being or will be operated under the control of the Company.

                             CARRIAGE SERVICES, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1997
                                 (IN THOUSANDS)

                                                                    CARRIAGE        ACQUIRED           PRO FORMA            TOTAL
                                                                  SERVICES, INC.    BUSINESS         ADJUSTMENTS(1)       PRO FORMA
                                                                  --------------   ----------        --------------       ----------
                       ASSETS
 CURRENT ASSETS:
    Cash and cash equivalents ..........................          $   2,727           $ 180           $  (1,483)          $   1,424
    Accounts receivable --
      Trade, net of allowance ..........................              7,334              50                 (34)              7,350
      Other ............................................              1,651            --                  --                 1,651
                                                                  ---------        --------            --------           ---------
                                                                      8,985              50                 (34)              9,001
    Inventories and other current assets ...............              4,409               2                   7               4,418
                                                                  ---------        --------            ---------          ---------
     Total current assets ..............................             16,121             232              (1,510)             14,843
                                                                  ---------        --------            ---------          ---------
PROPERTY, PLANT AND EQUIPMENT, at
    cost, net ..........................................             63,555             102                 271              63,928
CEMETERY PROPERTY, at cost .............................             22,748            --                  --                22,748
NAMES AND REPUTATIONS, net .............................             87,740              45               1,353              89,138
DEFERRED CHARGES AND OTHER
   NONCURRENT ASSETS ...................................             12,570               3                  48              12,621
                                                                  ---------        --------            --------           ---------
                                                                  $ 202,734            $382                $162           $ 203,278
                                                                  =========        ========            ========           =========
         LIABILITIES AND STOCKHOLDERS' EQUITY
              CURRENT LIABILITIES:

   Accounts payable and other current
     liabilities .......................................          $   7,432           $  48           $     (23)          $   7,457
   Current portion of long-term
     debt and capital leases ...........................              1,564               4                  (5)              1,563
                                                                  ---------        --------            --------           ---------
     Total current liabilities .........................              8,996              52                 (28)              9,020
PRENEED LIABILITIES, net ...............................              7,045             119                (119)              7,045

LONG-TERM DEBT AND OBLIGATIONS
     UNDER CAPITAL LEASES, net of
     current portion ...................................             74,655             135                 200              74,990
DEFERRED INCOME TAXES ..................................             10,522            --                  --                10,522
                                                                  ---------        --------            --------           ---------
     Total liabilities .................................            101,218             306                  53             101,577
                                                                  ---------        --------            --------           ---------
COMMITMENTS AND CONTINGENCIES

REDEEMABLE PREFERRED STOCK .............................             16,287            --                  --                16,287

STOCKHOLDERS' EQUITY:
    Class A Common Stock ...............................                 50            --                  --                    50
    Class B Common Stock ...............................                 54            --                  --                    54
    Contributed capital ................................             90,670            --                   185              90,855
    Retained (deficit) .................................             (5,545)           --                  --                (5,545)
    Acquired Business equity ...........................               --                76                 (76)               --
                                                                  ---------        --------            --------           ---------
     Total stockholders' equity ........................             85,229              76                 109              85,414
                                                                  ---------        --------            --------           ---------
                                                                  $ 202,734           $ 382           $     162           $ 203,278
                                                                  =========        ========            ========           =========

                See the accompanying Notes to Unaudited Pro Forma
                       Consolidated Financial Statements.

                             CARRIAGE SERVICES, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1997
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               CARRIAGE         ACQUIRED         PRO FORMA                TOTAL
                                                             SERVICES, INC.     BUSINESS        ADJUSTMENTS             PRO FORMA
                                                            ---------------    ----------      -------------           -----------
Revenues, net
     Funeral .........................................         $ 15,288          $   181             $--                $ 15,469
     Cemetery ........................................            2,701             --                --                   2,701
                                                                -------          -------          --------              --------
                                                                 17,989              181              --                  18,170
Costs and expenses
     Funeral .........................................           10,620               43                 8(2)             10,668
                                                                                                        (2)(3)
                                                                                                        (1)(4)
     Cemetery ........................................            2,226             --                --                   2,226
                                                                -------          -------          --------              --------
                                                                 12,846               43                 5                12,894
                                                                -------          -------          --------              --------
    Gross profit .....................................            5,143              138                (5)                5,276
General and administrative expenses ..................            1,021               63              --                   1,084
                                                                -------          -------          --------              --------
    Operating income .................................            4,122               75                (5)                4,192
Interest expense, net ................................            1,154             --                  44(5)              1,198
                                                                -------          -------          --------              --------
   Income before income taxes ........................            2,968               75               (49)                2,994

Provision for income taxes ...........................            1,143             --                  10(6)              1,153
                                                                -------          -------          --------              --------
   Net income ........................................            1,825               75               (59)                1,841
Preferred stock dividend
  requirements .......................................              181             --                --                     181
                                                                -------          -------          --------              --------
    Net income available to common
     stockholders ....................................          $ 1,644          $    75          $    (59)             $  1,660
                                                                =======          =======          ========              ========
Earnings per share:
   Net income per common and common
    equivalent share available to
    common stockholders ..............................         $    .16                                                 $    .16
                                                               ========                                                 ========
Weighted average number of common
     and common equivalent shares
     outstanding .....................................           10,586                                                   10,586
                                                               ========                                                 ========

                     See the accompanying Notes to Unaudited
                  Pro Forma Consolidated Financial Statements.

                             CARRIAGE SERVICES, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                     CARRIAGE
                                                     SERVICES,   ACQUIRED  PRO FORMA      TOTAL
                                                        INC.     BUSINESS  ADJUSTMENTS  PRO FORMA
                                                     ---------  ---------  -----------  ----------
Revenues, net
     Funeral .......................................  $ 37,445   $   670   $   --        $ 38,115
     Cemetery ......................................     2,903      --         --           2,903
                                                      --------   -------   --------      --------
                                                        40,348       670       --          41,018
Costs and expenses
     Funeral .......................................    30,641       164         32(2)     30,824

                                                                                 (8)(3)
                                                                                 (5)(4)
     Cemetery ......................................     2,541      --         --           2,541
                                                      --------   -------   --------      --------
                                                        33,182       164         19        33,365
                                                      --------   -------   --------      --------
    Gross profit ...................................     7,166       506        (19)        7,653
General and administrative expenses ................     2,474       281       --           2,755
                                                      --------   -------   --------      --------

    Operating income ...............................     4,692       225        (19)        4,898

Interest expense, net ..............................     4,347        14        210(5)      4,571
                                                      --------   -------   --------      --------
   Income before income taxes and
     extraordinary item ............................       345       211       (229)          327

Provision for income taxes .........................       138      --           (7)(6)       131
                                                      --------   -------   --------      --------
   Income before extraordinary item ................       207       211       (222)          196
Extraordinary item - loss on early
    extinguishment of debt, net of income
    tax benefit of $332 ............................      (498)     --         --            (498)
                                                      --------   -------   --------      --------
   Net income (loss) ...............................      (291)      211       (222)         (302)
Preferred stock dividend requirements ..............       622      --         --             622
                                                      --------   -------   --------      --------
    Net income (loss) attributable to
     common stockholders ...........................  $   (913)  $   211   $   (222)     $   (924)
                                                      ========   =======   ========      ========

(Loss) per share:
   (Loss) per common and common
     equivalent share before
     extraordinary item attributable to
     common stockholders ...........................      (.09)                              (.09)
  Extraordinary item ...............................      (.10)                              (.10)
                                                      --------                           --------
   Net (loss) per common and common
     equivalent share attributable to
     common stockholders ...........................  $   (.19)                          $   (.19)
                                                      ========                           ========
Weighted average number of common and
     common equivalent shares outstanding ..........     4,869                              4,869
                                                      ========                           ========

                See the accompanying Unaudited Notes to Pro Forma
                       Consolidated Financial Statements

                             CARRIAGE SERVICES, INC.
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET ADJUSTMENTS

     The accompanying Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 1997 gives effect to the acquisition of the Acquired Business. The estimated fair market values reflected herein are based on preliminary estimates and assumptions and are subject to revision as more information becomes available. In management's opinion, the preliminary allocation is not expected to be materially different from the final allocation.

(1) To record the elimination of assets and liabilities not acquired or assumed by the Company and record the total consideration (including estimated transaction costs) and the preliminary allocation of total consideration to the identifiable net assets of the acquired business.

     The effect of the Acquired Business on the Consolidated Balance Sheet at March 31, 1997 was as follows:

                                                               1997
                                                         --------------
                                                          (in thousands)

Current assets .....................................         $    25
Property, plant and equipment ......................             373
Deferred charges and other noncurrent
  assets ...........................................              51
Names and reputations ..............................           1,398
Current liabilities ................................             (24)
                                                             -------
                                                               1,823
Consideration:
Promissory note ....................................            (220)
Deferred purchase price ............................            (115)
Class A Common Stock issued ........................            (185)
                                                             -------
     Cash used for acquisition .....................         $ 1,303
                                                             =======


UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS ADJUSTMENTS

  The accompanying Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 1996 and three months ended March 31, 1997 give effect to the acquisition of the Acquired Business.

(2) To record adjustment to amortization expense relative to the Company's new basis in net assets acquired in conjunction with the acquisition of the Acquired Business as if it had occurred as of the beginning of each of the respective periods presented. The amortization expense of $8,000 and $32,000 for the three months ended March 31, 1997 and the year ended December 31, 1996, respectively, is resultant from the amortization, over a 40 year life, of the $1,398,000 in names and reputations recorded in conjunction with the acquisition of the Acquired Business.

(3) To record adjustment to depreciation expense of $2,000 and $8,000 for the three months ended March 31, 1997 and the year ended December 31, 1996, respectively. Pro forma depreciation expense has been recorded based on the Company's estimate of the useful lives of the acquired assets using the Company's depreciation methods.

(4) To record adjustment to amortization expense relative to non-compete agreements of $1,000 and $5,000 for the three months ended March 31, 1997 and the year ended December 31, 1996, respectively. These agreements are amortized over the term of the agreements.

(5) To record additional interest expense of $44,000 and $210,000 for the three months ended March 31, 1997 and the year ended December 31, 1996, respectively, which would have been incurred by the Company assuming the acquisition of the Acquired Business had occurred as of the beginning of each of the respective periods presented.

(6) To record the income tax expense as if the effective rate is 38.5% for the three months ended March 31, 1997 and 40% for the year ended December 31, 1996. This adjustment reflects income tax expense of $10,000 for the three months ended March 31, 1997 and income tax benefit of $7,000 for the year ended December 31, 1996. The Company's management believes that this is the effective rate that would be indicative of the Company's normal tax position assuming the acquisition was made as of the beginning of the respective periods presented.

                                                  DAVID LOGAN, CPA PA
                                                  CERTIFIED PUBLIC ACCOUNTANTS

                 3755 W. Old US Highway 441 - P.O. Box 1668 Mount Dora, FL 32757
                                        Phone (352) 383-3500 - Fax (352)383-5441

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

November 12, 1997

To the Board of Directors
Allen J. Harden Funeral Home, Inc.

We have audited the accompanying balance sheet of Allen J. Harden Funeral Home, Inc. as of December 31, 1996 and 1995 and the related statements of operations and changes in retained earnings and cash flows for the years then ended. These financial statements are the responsibility of Allen J. Harden Funeral Home, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Allen J. Harden Funeral Home, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/ DAVID LOGAN, CPA PA
    David Logan, CPA PA

                       Allen J. Harden Funeral Home, Inc.
                                  Balance Sheet
                           December 31, 1996 and 1995

                                                         1996            1997
                                                      ----------      ---------
                      Assets
Current assets:
Cash and cash equivalents ......................      $ 123,951       $  74,643
Accounts receivable ............................         52,895          56,544
Allowance for doub~ful accounts ................        (15,000)         (1,000)
Inventory ......................................          9,502           5,124
                                                      ---------       ---------
      Total current assets .....................        171,348         135,311


Property and equipment

    Furniture & fixtures .......................         40,389          39,961
    Automotive equipment .......................        105,477          46,500
                                                      ---------       ---------
      Total property and equipment .............        145,866          86,461
    Accumulated depreciation ...................        (37,349)        (15,246)
                                                      ---------       ---------
                                                        108,517          71,215
Other assets
    Goodwill (Net) .............................         45,831          49,500
    Non-Compete agreement (Net) ................          5,000          15,000
                                                      ---------       ---------
       Total other assets ......................         50,831          64,500
                                                      ---------       ---------
Total assets ...................................      $ 330,696       $ 271,026
                                                      =========       =========

                   The Accompanying Notes are an Integra1 Part
                           of the Financial Statements

                       Allen J. Harden Funeral Home, Inc.
                                  Balance Sheet
                           December 31, 1996 and 1995

                                                          1996           1995
                                                       ---------      ----------
            Liabilities and stockholder's equity
Current liabilities:
Accounts payable .................................     $  17,304      $  28,736
Taxes withheld and payable .......................        24,833         15,242
Accrued retirement contribution ..................        14,351         13,922
Deferred preneed revenue-
 Amount due within one year ......................        19,226          8,301
Notes payable-Amount due
 within one year .................................         3,900          3,536
                                                       ---------      ---------
      Total current liabilities ..................        79,614         69,737
Long term debt:
    Deferred preneed-ITrust contracts ............        87,607         25,470
    Deferred preneed-STP contracts ...............        43,498         50,737
    Note payable .................................       125,000        125,000
    Installment note payable .....................        14,967         18,503
    Less amounts due within one year:
     Notes payable ...............................        (3,900)        (3,536)
     Deferred preneed revenue ....................       (19,226)        (8,301)
                                                       ---------      ---------
       Total long term debt ......................       247,946        207,873
Stockholder' s equity:
   Common stock (1,000 shares authorized,
     $5 par value, 100 shares issued and
     outstanding) ................................           500            500
   Retained earnings(deficit) ....................         2,636         (7,084)
                                                       ---------      ---------
      Total stockholder's equity .................         3,136         (6,584)
                                                       ---------      ---------
          Stockholder's equity ...................     $ 330,696      $ 271,026
                                                       =========      =========

                   The Accompanying Notes are an Integral Part
                           of the Financial Statements

                       Allen J. Harden Funeral Home, Inc.
                  Statement of Operations and Retained Earnings
                 For the years ended December 31, 1996 and 1995

                                                         1996            1995
                                                      ---------       ---------
Sales Revenue ..................................      $ 670,374       $ 411,478
Direct Expenses ................................        163,874         119,674
                                                      ---------       ---------
  Gross Profit .................................        506,500         291,804

Operating Expenses:

Facilities .....................................         46,430          42,970
Automotive .....................................         30,048          16,524
Personnel ......................................        121,719         128,998
Supplies .......................................          9,912          10,396
Business Services ..............................         10,653          10,238
Promotion ......................................         25,059          20,692
Miscellaneous Expense ..........................          9,644           3,410
Amortization ...................................         13,669          13,667
Interest expense ...............................         13,872          10,787
Bad debt expense ...............................         14,000           1,000
                                                      ---------       ---------
    Total Operating Expenses ...................        295,006         258,682
                                                      ---------       ---------
Net income .....................................        211,494          33,122
Retained Earnings-(Deficit)Beginning ...........         (7,084)         70,198
Stockholder Distributions ......................       (201,774)       (110,404)
                                                      ---------       ---------
Retained Earnings-(Deficit)Ending ..............      $   2,636       $  (7,084)
                                                      =========       =========

                   The Accompanying Notes are an Integral Part
                           of the Financial Statements

                       Allen J. Harden Funeral Home, Inc.
                             Statement of Cash Flows
                 For the years ended December 31, 1996 and 1995

                                                             1996        1995
                                                          ---------   ---------
Cash flows from operating activities:
   Cash received from customers ........................  $ 760,514   $ 458,727
   Cash paid to suppliers and employees ................   (432,619)   (298,319)
   Interest paid .......................................    (13,872)    (10,787)
                                                          ---------   ---------
   Net cash provided (used) by operating activities ....    314,023     149,621
                                                          ---------   ---------
Cash flows from investing activities:
   Cash payments for the purchase of property ..........    (59,405)    (45,102)
                                                          ---------   ---------
   Net cash provided (used) by investing activities ....    (59,405)    (45,102)
                                                          ---------   ---------
Cash flows from financing activities:
   Proceeds from issuance of long-term debt ............                 20,000
   Principal payments on long-term debt ................     (3,536)     (1,497)
   Stockholder distributions ...........................   (201,774)   (110,404)
                                                          ---------   ---------
   Net cash provided (used) by financing activities ....   (205,310)    (91,901)
                                                          ---------   ---------
Net increase (decrease) in cash and equivalents ........     49,308      12,618
Cash and equivalents, beginning of year ................     74,643      62,025
                                                          ---------   ---------
Cash and cash equivalents, end of year .................  $ 123,951   $  74,643
                                                          =========   =========

                   The Accompanying Notes are an Integral Part
                           of the Financial Statements

                       Allen J. Harden Funeral Home, Inc.
                             Statement of Cash Flows
                 For the years ended December 31, 1996 and 1995


                                                            1996         1995
                                                          ---------   ---------
Reconciliation of net income to net cash provided by operating activities:

   Net Income ..........................................  $ 211,494   $  33,122
                                                          ---------   ---------
   Adjustments to reconcile net income to net cash
   provided by operating activities:
      Depreciation and amortization ....................     35,772      24,991
      (Increase) decrease in accounts receivable .......     17,649      (5,556)
      (Increase) decrease in inventories ...............     (4,378)         61
      Increase (decrease) in accounts payable ..........    (11,901)     18,936
      Increase (decrease) in accrued liabilities .......     10,489      25,262
      Increase (decrease) in deferred preneed ..........     54,898      52,805
                                                          ---------   ---------
      Total adjustments ................................    102,529     116,499
                                                          ---------   ---------
   Net cash provided (used) by operating activities ....  $ 314,023   $ 149,621
                                                          =========   =========
Non cash investing activity:
   Book value of vehicles traded in ....................  $   8,200        $-0-

                   The Accompanying Notes are an Integral Part
                           of the Financial Statements

                       Allen J. Harden Funeral Home, Inc.
                          Notes to Financial Statements

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS ACTIVITY - Allen J. Harden Funeral Home, Inc. (the Company) was incorporated under the laws of the State of Florida on June 23, 1994. The Company was originally named Mount Dora Funeral Home, Inc. and the name was changed to Allen J. Harden Funeral Home, Inc. in July, 1994. The Company acquired the assets of Joe E. and Anita Humphrey d/b/a Mount Dora Funeral Home pursuant to a contract for sale and purchase of business dated July 1, 1994.

The Company owns and conducts a funeral home business located at 1704 North Donnelly Street in Mount Dora, Florida.

USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS - Management estimates that the fair value of the Company's financial instruments at December 31, 1996 and 1995 did not differ materially from the carrying values reported in the accompanying balance sheets.

CASH EQUIVALENTS - For purposes of the statements of cash flows, the Company considers all short-term instruments purchased with a maturity of three months or less to be cash equivalents. Cash equivalents include money market accounts.

INVENTORIES - Inventories are stated at the lower of cost determined on a first-in, first-out basis or market.

S CORPORATION INCOME TAX STATUS - The Company, with the consent of its shareholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal or state income taxes has been included in the financial statements.

                       Allen J. Harden Funeral Home, Inc.
                          Notes to Financial Statements

ADVERTISING - The Company follows the policy of charging advertising costs to expense as incurred. Advertising expense was $14,102 and $13,937 for the years ended December 31, 1996 and 1995 respectively.

PROPERTY- EQUIPMENT AND DEPRECIATION - Property and equipment are stated at cost. Depreciation is computed over the estimated useful life of the assets using the straight line method. Useful lives are as follows:

             Furniture and equipment            7 years
             Automotive equipment               5 years

Depreciation expense amounted to $22,105 and $11,324 for the years ended December 31, 1996 and 1995 respectively.

GOODWILL AND AMORTIZATION - Terms of the July 1, 1994 contract for purchase of the business allocated $55,000 to business goodwill. This amount is being amortized by the straight line method over 15 years. Amortization of Goodwill amounted to $3,667 for each of the years ended December 31, 1996 and 1995.

NONCOMPETE AGREEMENT - Terms of the July 1, 1994 contract for purchase of the business allocated $30,000 to a noncompete agreement with the previous owner. The agreement is applicable for three years within a radius of 25 miles. The amount is being amortized over three years. Amortization of the agreement amounted to $10,000 for each of the years ended December 31, 1996 and 1995.

PRENEED PROGRAMS - In addition to sales of funeral merchandise and services at the time of need, the Company also markets funeral services and products on a preneed basis. Preneed funeral contracts are arrangements where the Company agrees to furnish funeral merchandise and services in the future for a fee paid currently.

Proceeds from the sale of preneed funeral contracts are not recognized as revenues until the time the funeral service is performed. The Company sold 56 and 45 preneed funeral contracts in the years ended December 31, 1996 and 1995, respectively. At December 31, 1996, the Company had a backlog of 171 preneed funeral contracts to be delivered in the future (81 of which were assumed from the previous owner). Deferred preneed revenue does not include amounts distributed to the previous owner on contracts assumed by the Company. Management estimates that trusted portion of the contracts will cover the Company's cost of providing the service.

                       Allen J. Harden Funeral Home, Inc.
                          Notes to Financial Statements

PRENEED TRUST FUNDS - Preneed contracts are regulated by Chapter 497 of Florida Statutes which specify certain minimum trusting requirements under terms of a revocable trust instrument. Trusting requirements include:

      70% of retail services must be trusted.

      The greater of 30% of retail or 110% of wholesale cost of merchandise must be trusted.

      100% of cash advance items must be trusted.

The Company has established trusts in connection with the sales of preneed funeral contracts in accordance with Florida Statutes. Trust earnings are not recognized until the funeral service is performed. Since the Company does not have access to the trust fund principal or earnings, the related assets and liabilities are not reflected on the Company's balance sheet. Trust balances are as follows:

                                                            1996         1995
                                                       ------------  -----------
Contracts written by Allen J.
  Harden Funeral Home, Inc.:
      Securities Trust Plan (STP) ...................    $   71,194  $  83,196
      Suntrust (I-Trust) ............................       120,898     35,419

Contracts written by the previous owner and
  assumed by Allen J. Harden Funeral Home, Inc.:
      Securities Trust Plan (STP) ...................        69,730     67,924
                                                         ----------  ---------
      Trust balances ................................    $  261,822  $ 186,539
                                                         ----------  ---------

                       Allen J. Harden Funeral Home, Inc.
                          Notes to Financial Statements

NOTE 2 - DEFERRED PRENEED REVENUE

Nontrusted portions of preneed contracts have been distributed to the Company and are included in cash and cash equivalents. Proceeds are not recognized as revenue until the funeral service is provided. The following is a summary of deferred preneed revenue:

                                                   1996             1995
                                                 --------          -------
Trust Contracts .............................    $ 87,607          $25,470
STP Contracts ...............................      43,498           50,737
                                                 --------          -------
                                                  131,105           76,207
Estimated amount due
within one year .............................      19,226            8,301
                                                 --------          -------
                                                 $111,879          $67,906
                                                 --------          -------
NOTE 3 - LONG TERM DEBT

Long term debt consists of the
  following at December 31:

                                                  1996          1995
                                                 --------      --------
Note payable to a bank, payable
  in 60 monthly installments of
  $409 including interest at 8.0%,
  collateralized by automotive equipment ....    $ 14,967      $ 18,503

Note payable to an individual,
  interest at 8.0% is payable quarterly,
  unsecured, personally guaranteed
  by Allen J. Harden note is due
  January 1, 2000 ...........................     125,000       125,000
                                                 --------      --------
                                                  139,967       143,503
     Less amount due within
     one year ...............................       3,900         3,536
                                                 $136,067      $139,967
                                                 --------      --------

                       Allen J. Harden Funeral Hoine1 Inc.
                          Notes to Financial Statements

Maturity of long term debt is as follows:

      Year ended December 31:
                    1997                                       3,900
                    1998                                       4,171
                    1999                                       4,517
                    2000                                     127,379


NOTE 4 - RETIREMENT PLAN

On December 2, 1995 the Company established a Simplified Employee Pension Plan for the benefit of eligible employees. Employees must be at least twenty one years old and worked in at least three of the immediately preceding five years. Participants may contribute a portion of their compensation, up to 15%, to the plan. Company contributions are discretionary. Contributions were $8,408 and $13,922 for the years ended December 31, 1996 and 1995 respectively.

NOTE 5 - LEASE

The Company leases the building under terms of a three year lease dated July 1, 1994 which provides for an option to extend for an additional two years. The basic monthly rental amount is $1,656 to which is added sales tax, personal property taxes, and real estate taxes in excess of $500. The option to extend was exercised to December 31, 1997 at which time the rent is on a month to month basis. Rent expense under the lease amounted to $23,035 and $25,054 for the years ended December 31, 1996 and 1995 respectively. The following is a schedule of noncancelable lease commitments under the original and extended lease:

            Year ended December 31
                   1997                                $19,872


NOTE 6 - CONTINGENCY

The Company agreed to assume responsibility for all prepaid funeral arrangements entered into by the previous owner prior to July 30, 1994. Management believes that all such arrangements are known and that the trusted portion of the contracts will cover the Company's cost of providing the service.

                       Allen J. Harden Funeral Home, Inc.
                          Notes to Financial Statements

NOTE 7 - SUBSEQUENT EVENT - SALE OF THE BUSINESS

On June 20th, 1997 the Company and its shareholder entered into an asset purchase agreement with Carriage Funeral Holdings, Inc. Terms of the contract provide for transfer of a substantial portion of the Company's assets along with other assets of the shareholder for a total acquisition amount of $1,592,500.